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                                                                EXHIBIT 2.K.(v)
                                 PERSONAL GUARANTY

               THIS GUARANTY ("Guaranty") dated as of this _____th day of __________, 1998, executed and delivered by T.L. Li, an individual residing in the Hong Kong Special Administrative Region of the People's Republic of China ("Guarantor"), in favor of Peak TrENDS Trust, a business trust organized under the laws of the State of Delaware (such trust and the trustees thereof acting in their capacity as such being referred to herein as the "Trust"), in light of the following:

               All terms not otherwise defined herein shall have for the purposes hereof the meanings set forth in the Purchase Agreement dated as of __________, 1998, between the Trust and Luckygold 18A Limited, a company incorporated in the British Virgin Islands (the "Seller") as amended, supplemented or otherwise modified from time to time (the "Purchase Agreement").

               WHEREAS, the Trust and the Seller have entered into the Purchase Agreement, with respect to a certain number of shares of common stock, $.01 par value per share (the "Common Stock"), of Peak International Limited, a Bermuda holding company (the "Company");

               WHEREAS, the Trust, the Company, the Seller, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and BancAmerica Robertson Stephens have entered into the Underwriting Agreement dated as of [ ], relating to the issuance and sale of the TrENDS;

               WHEREAS, the Trust, Seller and The Bank of New York, a New York banking corporation as collateral agent, have entered into a Collateral Agreement (the "Collateral Agreement") dated as of _____________, 1998, to grant to the Trust a security interest in a specified amount of U.S. Treasury securities and/or shares of Common Stock and in certain other circumstances certain other collateral to secure the obligations of the Seller thereunder;

               WHEREAS, Guarantor is the legal and beneficial owner of all of the issued and outstanding shares of common stock of the Seller; and

               WHEREAS, in order to induce the Trust to enter into the Purchase Agreement and the Collateral Agreement, and in consideration of the payments to be made to Seller by the Trust pursuant to the Purchase Agreement, Guarantor has

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agreed to personally guaranty the performance of the Purchase Agreement and
Collateral Agreement by the Seller.

               NOW, THEREFORE, in consideration of the foregoing, Guarantor hereby agrees, in favor of the Trust, as follows:

               1. GUARANTEED OBLIGATIONS. (a) Guarantor hereby irrevocably and unconditionally guarantees, as of the date hereof and hereafter, to the Trust, as and for (a) the representations and warranties and covenants made by Seller as set forth in the Purchase Agreement, the Reimbursement Agreement and the Collateral Agreement; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by Seller of all of the agreements, conditions, covenants and obligations of Seller contained in the Purchase Agreement and the Collateral Agreement, and any amendments thereto (the "Guaranteed Obligations") in each case, for so long as any of the Guaranteed Obligations remain outstanding or unfulfilled.

               [(b) Guarantor agrees that its obligations hereunder are irrevocable, continuing, absolute, independent and unconditional and shall not be affected by any circumstance whatsoever (other than the indefeasible payment in full and the complete performance of the Guaranteed Obligations) which may constitute a defense or a legal or equitable discharge (whether in whole or in part) of a guarantor or surety, whether foreseen or unforeseen and whether similar or dissimilar to any circumstance described in this Guaranty.]

               2. CONTINUING GUARANTY. (a) This Guaranty includes Guaranteed Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guaranteed Obligations changing the other terms and conditions thereof, or creating new or additional Guaranteed Obligations after prior Guaranteed Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, Guarantor hereby waives any right to revoke this Guaranty as to future representations and warranties. If such a revocation is effective notwithstanding the foregoing waiver, Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by the Trust, (b) no such revocation shall apply to any Guaranteed Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the terms and conditions thereof) and (c) no such revocation shall apply to any Guaranteed Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of the Trust in existence on the date of such revocation.

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               (b) This Guaranty shall remain in full force and effect until all of the Guaranteed Obligations have been completely performed, notwithstanding that from time to time prior thereto Guarantor may be free from any of the Guaranteed Obligations. Any payment by Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge Guarantor's liability for any portion of the Guaranteed Obligations that has not been completely performed or indefeasibly paid in full.

               3. ABSOLUTE AND UNCONDITIONAL GUARANTY. This Guaranty and the obligations of Guarantor hereunder are not subject to any reduction, limitation, impairment, discharge or termination for any reason (other than the complete performance and the indefeasible payment in full of the Guaranteed Obligations), including, without limitation, the occurrence of any one or more of the following, whether or not the Guarantor shall have had notice or knowledge of any of them:

                      (a) any change in the manner, place or terms of payment (including the currency thereof) of any of the Guaranteed Obligations;

                      (b) any settlement, compromise, release or discharge of, or acceptance or refusal of any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto or any subordination of the payment of the Guaranteed Obligations to the payment of any other obligations;

                      (c) any rescission, waiver, extension, renewal, alteration, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to Events of Default under the Purchase Agreement or the Collateral Agreement) of the Guaranteed Obligations or any agreement relating thereto, or any other guaranties or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms thereof;

                      (d) any request or acceptance of other guaranties of the Guaranteed Obligations or the taking and holding of any security for the payment of the Guaranteed Obligations, this Guaranty, or any other guaranty of the Guaranteed Obligations or any release, impairment, surrender, exchange, substitution, compromise, settlement, recision or subordination thereof;

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                      (e) any change in or reorganization of the corporate
structure of the Company or any of its subsidiaries or any dissolution, termination, consolidation or merger or sale or other disposition, whether or not for fair consideration, of all or substantially all of the assets of any of the foregoing or to any restructuring of the Guaranteed Obligations; or

               4. WAIVERS OF NOTICES AND DEFENSES. Guarantor hereby waives:

                      (a) any defense arising by reason of the incapacity, lack of authority or any disability of the Guarantor;

                      (b) any notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Trust upon this Guaranty or acceptance of this Guaranty (the Guaranteed Obligations and all dealings between the Company and Guarantor, on the one hand, and the Trust, on the other hand, being conclusively deemed to have been created, incurred or conducted in reliance upon this Guaranty);

                      (c) any setoff or counterclaim, any demand for performance, notice of nonperformance, diligence, presentment, protest, notice of protest, notice of dishonor, notice of defaults or Events of Default under the Purchase Agreement or the Collateral Agreement, notice of any amendment, renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notice that any portion of the Guaranteed Obligations is due, notice of any collection proceedings, and notice of any other fact which might increase the risk of Guarantor.

               5. CERTAIN COVENANTS OF GUARANTOR. (a) Guarantor agrees that, so long as any of obligations of Seller under the Purchase Agreement or the Collateral Agreement remain outstanding:

               (b) Except as specifically set forth below or elsewhere in the Purchase Agreement or the Collateral Agreement, Guarantor shall not, directly or indirectly, permit, give consent for, or vote for, whether as shareholder or a member of the Board of Directors or an officer of the Seller or otherwise, Seller to engage in any business activity or undertake any other activities, except for (i) any activity permitted under its Memorandum and Articles of Association and (ii) any activity relating to the exercise of its rights as owner of shares of Common Stock of the Company or other property distributed with respect to such shares of Common Stock

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of the Company and distributing the proceeds thereof to its shareholders as permitted under the laws of the British Virgin Islands.

               (b) Guarantor shall not, directly or indirectly, permit, give consent for, or vote for, whether as shareholder or a member of the Board of Directors or an officer of the Seller or otherwise, Seller to authorize or effect any change in its Memorandum and Articles of Association or pass further regulations or resolutions without the prior written consent of the trustees of the Trust;

               (c) Guarantor shall not, directly or indirectly, permit, give consent for, or vote for, whether as shareholder or a member of the Board of Directors or an officer of the Seller or otherwise, Seller to create, incur or assume, directly or indirectly, any Debt other than Debt existing as of the date hereof; provided, however, that the Seller may incur reasonable fees and expenses in connection with this Agreement, the Purchase Agreement and the Collateral Agreement and the transactions contemplated hereby and thereby; provided further that the Seller may declare and distribute dividends to its shareholders, with the Purchase Price paid by the Purchaser, in accordance with the laws of the British Virgin Islands. For purposes of this paragraph, "Debt" means the principal of and premium (if any) in respect of (i) any indebtedness of the Seller for money borrowed, (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Seller is responsible or liable and (iii) all obligations of the type referred to in (i) and (ii) above of other person of which Seller is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee;

               (d) Guarantor shall not, directly or indirectly, permit, give consent for, or vote for, whether as shareholder or a member of the Board of Directors or an officer of the Seller or otherwise, Seller to create or suffer to exist, or enter into any agreement, issue any power of attorney or otherwise confer on any person the power to create or suffer to exist, any Lien upon any of its property or assets now owned or hereafter acquired by it securing any obligation, except as provided in the Collateral Agreement and the transaction contemplated in the Secured Loan Agreement dated as of March 2, 1998, between Guarantor and Donaldson, Lufkin & Jenrette Securities Corporation, as amended. For purposes of this paragraph, "Lien" means any lien, mortgage, hypothecation, pledge, security interest (including, without limitation, a fiduciary transfer or assignment), conditional sale or other title retention agreement or other similar lien (other than those arising solely by operation of law);

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               (e) Guarantor shall not, directly or indirectly, permit, give consent for, or vote for, whether as shareholder or a member of the Board of Directors or an officer of the Seller or otherwise, Seller to make any loan to any other person;

               (f) Guarantor shall not, directly or indirectly, permit, give consent for, or vote for, whether as shareholder or a member of the Board of Directors or an officer of the Seller or otherwise, Seller, prior to the Exchange Date, to consolidate or merge with or into any other person in a transaction in which Seller is not the surviving entity, or convey, transfer or lease all or substantially all its assets to any person, or agree to any of the foregoing; and

               (g) Without prior written consent of the Trustees, Guarantor shall not, directly or indirectly, issue, cause to be issued, sell, or cause to be sold, any equity interest in Seller to a third party except for the transactions contemplated by the Purchase Agreement, the Collateral Agreement and the Underwriting Agreement.

               (h) Guarantor's execution and delivery of this Guaranty does not and will not (i) violate or contravene any provisions of applicable law or regulation, (ii) violate or contravene any provisions of any judgment, injunction, order or decree of any court or public authority having jurisdiction over Guarantor, (iii) violate or contravene any provision of any mortgage, indenture, security agreement, contract, undertaking or other agreement or instrument to which Guarantor is a party or by which Guarantor is bound.

               (i) Guarantor shall not, directly or indirectly, buy shares of Common Stock for its own account during the 60 days prior to the Exchange Date.

               6. BANKRUPTCY EVENT OF DEFAULT. If an Event of Default shall have occurred as a result of the Seller becoming a debtor under the United States Bankruptcy Code, or subject to any other bankruptcy, insolvency, liquidation, reorganization, receivership or similar proceedings, whether under United States laws or otherwise ("Bankruptcy Proceedings"), the Guarantor agrees, consents and acknowledges that the Trust shall be entitled to enforce this Guaranty notwithstanding the pendency of Bankruptcy Proceedings respective the Seller, whether or not (i) the exercise of the Trust's rights and remedies against the Seller is stayed by operation of law, court order or otherwise, and (ii) the resulting Event of Default as against the Seller is void, voided, avoidable or otherwise not given effect due to the unenforceability of bankruptcy termination clauses or otherwise.

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               7. NO ELECTION. The Trust shall have the right to seek recourse against Guarantor to the fullest extent provided for herein and no election by the Trust to proceed in one form of action or proceeding, or against any party, or any obligation, shall constitute a waiver of the Trust's right to proceed in any other form of action or proceeding or against other parties unless the Trust has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Trust under any document or instrument evidencing the Guaranteed Obligations shall serve to diminish the liability of Guarantor under this Guaranty except to the extent that the Trust finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

               8. CUMULATIVE REMEDIES. No remedy under this Guaranty, the Purchase Agreement or the Collateral Agreement is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty, the Purchase Agreement or the Collateral Agreement, and those provided by law. No delay or omission by the Trust or exercise any right under this Guaranty shall impair any such right not be construed to be a waiver thereof. No failure on the part of the Trust to exercise , and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right.

               9. GOVERNING LAW AND SUBMISSION TO JURISDICTION. This Guaranty shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws. Guarantor shall hereby submits to the jurisdiction of the United States District Court for the Southern District of New York and any New York state court sitting in New York City for purpose of all legal proceedings arising out of or relating to this Guaranty. Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection which he may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Guarantor hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Guaranty. Guarantor agrees that (i) the service of process in any such proceeding may be effected by mailing a copy thereof by registered or certified mail (of any substantially similar form of mail), postage prepaid, to _________________ as its agent in New York City for service of process at its address at ___________________ New York, New York _______ , and (ii) nothing herein

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shall affect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

               10. SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

               11. CERTAIN EXPENSES. The Guarantor agrees to pay, or cause to be paid, on demand, and to save the Trust harmless against liability for, any and all costs and expenses (including, without limitation, fees, costs and expenses of counsel and fees, costs and expenses incurred in connection with any bankruptcy case or proceeding) incurred or expended by the Trust in connection with the enforcement, amendment, modification or waiver of or preservation of any rights under the Purchase Agreement, the Collateral Agreement and this Guaranty and the collection of amounts payable hereunder and obtaining advice of counsel in respect hereof, and until so paid, such fees, costs, disbursements and expenses shall be added to, and constitute, Guaranteed Obligations. [In addition, the Guarantor agrees to reimburse DLJ for its reasonable expenses in connection with the transactions contemplated by the Purchase Agreement and the Underwriting Agreement, including any costs of indemnification, but not including any expenses relating to the initial organization of the Trust.]

               12. FURTHER ASSURANCES. The Guarantor shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filing with, any governmental authority or any other person) as may be reasonably required or desirable to carry out or to perform the provisions of this Guaranty.

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               IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the ___ th day of ________, 1998.


                                                   ----------------------
                                                   T. L. Li

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